Green Brick Partners, Inc. 8-K

Exhibit 99.1

GREEN BRICK PARTNERS, INC. ANNOUNCES PROPOSED OFFERING OF COMMON STOCK

PLANO, Texas, June 22, 2015 — Green Brick Partners, Inc. (NASDAQ: GRBK) (the “Company”) announced today that it is commencing a registered underwritten public offering of up to 17 million shares of its common stock. The net proceeds of the offering will be used to repay indebtedness outstanding under the Company’s term loan facility by and among the Company and affiliates of Greenlight Capital, Inc. (“Greenlight”).

Affiliates of Greenlight and Third Point LLC, each of which is an existing stockholder, have indicated an interest in purchasing up to an aggregate of 67% of the shares being offered at the public offering price. None of such persons has made a commitment to purchase any shares in the offering and the Company cannot assure you that any of them will do so.

Credit Suisse and Citigroup are joint book-running managers for the offering. JMP Securities will act as co-manager for the offering. The Company expects to grant the underwriters a 30-day option to purchase up to 841,500 additional shares of the Company’s common stock.

The offering of these securities will be made pursuant to a registration statement on Form S-3 (File No. 333-204687) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 22, 2015. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement related to the offering and accompanying prospectus may be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, or by telephone at (800) 221-1037 or by email at newyork.prospectus@credit-suisse.com; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, or by telephone at (800) 831-9146.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of the applicable prospectus supplement and accompanying prospectus.

About the Company:

Green Brick Partners, Inc. is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, contruction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities.

Forward-Looking and Cautionary Statements

Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Factors that could cause actual results to differ from those anticipated are discussed in the Company’s annual and quarterly reports filed with the SEC. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello

Chief Financial Officer

(469) 573-6763